                                                                     Exhibit 3.3
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            R. J. TOWER CORPORATION

     1. These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641-651, Act 284, Public Acts of 1972.

     2.  The present name of the corporations is

                            R. J. TOWER CORPORATION

     3.  All of the former names of the corporation are as follows:

                        THE R. J. TOWER IRON WORKS, INC.

     4. The date of filing the original Articles of Incorporation was August 22, 1955.

     5. The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:

                                   ARTICLE I

                         The name of the corporation is

                            R. J. TOWER CORPORATION

                                   ARTICLE II

          The purpose of the corporation is to engage in any one or more lawful acts or activities within the purposes for which corporations may be organized under the Business Corporation Act.

                                  ARTICLE III

          The total authorized capital stock of the corporation is thirty thousand (30,000) shares of common stock of the par value of ten dollars ($10) per share, all of one class with equal voting rights.

                                   ARTICLE IV

          The address (which is the mailing address) of the current registered office of the corporation is 429 East Grove Street, Greenville, Michigan 48838.

          The name of the current resident agent is R.J. TOWER.

                                   ARTICLE V

          When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shreholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                   ARTICLE VI

          Any action required or permitted by the Michigan Business Corporation Act, these Articles, or the bylaws of the corporation, to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                                  ARTICLE VII

          The board of directors may, by resolution or resolutions, confer upon the holders of any one or more bonds, debentures, and notes issued or to be issued by the corporation as part of the terms of such bonds, debentures, or note, rights to inspect the corporate books and records and to vote in the election of directors and on any other matters on which shareholders of the corporation may vote, to the extent, in the manner, and subject to the conditions prescribed in such resolution or resolutions.

                                  ARTICLE VIII

          The corporation shall indemnify its present and past directors, officers, employees, and agents, and such other persons as it shall have the power to indemnify, to the full extent permitted under, and subject to the limitations of, the Michigan Business Corporation Act.

                                   ARTICLE IX

     The corporation reserves the right to amend, alter, change of repeal any provision contained in these Articles of Incorporation, and to add additional Articles hereto, in the manner now or hereafter prescribed by statute, and all the rights conferred upon shareholders herein are granted subject to this reservation.

     These Restated Articles of Incorporation were duly adopted by the shareholders on the 27th day of November, 1973 in accordance with the provisions of Section 642, Act 284, Public Acts of 1972. The necessary number of shares as required by statute were voted in favor of the Restated Articles of Incorporation.

Dated this 27th day of November, 1973.

                                            R. J. TOWER CORPORATION

                                            By: -------------------
                                            Its: President and Treasurer

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

Date Received                                    (FOR BUREAU USE ONLY)
March 26, 1993                                            FILED
                                                      MARCH 26, 1993
                                                      Administrator
                                              MICHIGAN DEPARTMENT OF COMMERCE
                                              Corporation & Securities Bureau

Name     James N. DeBoer
Address  171 Monroe Ave. NW Suite 800
City     Grand Rapids,  MI 49503              Effective Date:

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        For use by Domestic Corporations
            (Please read information and instructions on last page)

       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982
             (nonprofit corporations,) the undersigned corporation
                      executes the following Certificate:

1. The present name of the corporation is: R. J. TOWER CORPORATION

2. The corporation identification number (CID) assigned by the Bureau is:
                                                                  196-581

3. The location of its registered office is: 429 East Grove Street
                                             Greenville, Michigan 48838

4. Article X of the Articles of Incorporation is hereby added to read as follows:

                                   "Article X

     All preemptive rights of the shareholders of the corporation, whether created by statute or common law, are abolished, and the shareholders no longer have a preemptive right to acquire the corporation's unissued shares."

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of ________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

    Signed this _____day of ________, 19__.


    ---------------------------------      ---------------------------------
              (Signature)                             (Signature)

    ---------------------------------      ---------------------------------
          (Type or Print Name)                    (Type or Print Name)

    ---------------------------------      ---------------------------------
              (Signature)                             (Signature)

    ---------------------------------      ---------------------------------
          (Type or Print Name)                    (Type or Print Name)

b. [x] The foregoing amendment to the Articles of Incorporation was duly adopted on the 23rd day of March, 1993. The amendment: (check one of the following)

    [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

    [ ] was duly adopted by the written consent of all the directors pursuant to
        Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

    [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act if a nonprofit corporation, and Section 407 (1) of the Act if a profit corporation. Written notice to shareholders or member who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

    [x] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act if a non-profit corporation, and Section 407 (2) of the Act if a profit corporation.

                              Signed this 23rd day of March, 1993
                              R. J. TOWER CORPORATION

                              By /s/ Adrian VanderStarre
                                --------------------------------------
                                   Adrian VanderStarre, President
                                --------------------------------------
                                (Type or Print Name) (Type or Print Title)

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      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
-------------------------------------------------------------------------------

Date Received                                    (FOR BUREAU USE ONLY)
April 19, 1993, April 22, 1993                           FILED
                                                      APRIL 22, 1993
                                                      Administrator
                                              MICHIGAN DEPARTMENT OF COMMERCE
                                              Corporation & Securities Bureau
-------------------------------------------------------------------------------

                             CERTIFICATE OF MERGER
              For use by Parent and Subsidiary Profit Corporations
            (Please read information and instructions on last page)

        Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporations execute the following Certificate:

1. The Plan or Merger is as follows:
-------------------------------------------------------------------------------
     a. The name of each constituent corporation and its corporation identification number (CID) is:

        Tower Acquisition Corp.  316-767
        R. J. Tower Corporation  196-581
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     b. The name of the surviving corporation and its corporation identification number (CID) is:

        R. J. Tower Corporation  196-581
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     c. For each constituent corporation, state:

                      Designation and
                   number of outstanding  Indicate class or Indicate class or
                   shares in each class   series of shares   series entitled
Name of corporation      or series         entitled to vote to vote as a class

Tower Acquisition  1,000 Common @ $.01     Common            None
   Corp.            par value
R.J. Tower          1,723 Common @ $10.00   Common            None
   Corporation      par value

     If the number of shares is subject to change prior to the effective date of the merger, the manner in which the change may occur is as follows:

-------------------------------------------------------------------------------
     d. The terms and conditions of the proposed merger, including the manner and basic of converting the shares of each constituent corporation into shares, bonds, or other securities of the surviving corporation, or into cash or other consideration, are as follows:

        The parent corporation shall be merged with and into the subsidiary corporation, and the subsidiary corporation will be the surviving corporation, and will continue to exist pursuant to the provisions of the Business Corporation Act of the State of Michigan; and the separate existence of the parent corporation shall cease upon the effective date of the merger herein provided for in accordance with the provisions of said Business Corporation Act.

         Each issued share of common stock, par value $.01 per share, of the parent corporation shall be converted into 1.723 shares of common stock, par value $10 per share of the subsidiary corporation by virtue of the merger. Each share of common stock, $10 par value of the subsidiary corporation shall be deemed cancelled by virtue of the merger.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     e. The amendments to the Articles of Incorporation of the surviving corporation to be effected by the merger are as follows:

         Article III of the Articles of Incorporation hereby is deleted in its entirety and replaced with a new Article III to read in full as follows:

         "ARTICLE III. The total authorized capital stock of the Corporation is thirty thousand (30,000) shares of common stock of the par value of ten dollars ($10.00) per share, all of one class with equal voting rights."

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     f. Other provisions with respect to the merger are as follows:

-------------------------------------------------------------------------------

     2. (Complete for any foreign corporation only)

        This merger is permitted by the laws of the State of _____________, the jurisdiction under which
        _________________________________________________ (name of foreign corporation) is formed and the plan of merger was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     3. The number of outstanding shares of each class of the subsidiary corporation and the number of shares of each class owned by the parent corporation is as follows:

                                      Total shares          Shares owned by
                 Class                 outstanding         parent corporation

        Common @ $10.00 par value         1,723                  1,723
        __________________________     ___________         __________________

        __________________________     ___________         __________________

        __________________________     ___________         __________________

        __________________________     ___________         __________________


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     5. (Delete if not applicable)
        The consent to the merger by the shareholders of the subsidiary corporation was obtained pursuant to its Articles of Incorporation. (Such consent is necessary if the Articles of Incorporation require approval of the merger by the vote of the holders of more than the percentage of the shares owned by the parent corporation.)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     6. (Delete if not applicable)

        The consent to the merger by the shareholders of the parent corporation was obtained. (Such consent is necessary if its Articles of Incorporation require shareholder approval of the merger, the plan of merger amends its Articles of Incorporation, or a subsidiary is to be the surviving corporation.)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     7. (Complete only if an effective date is desired other than the date of filing.)

        The merger shall be effective on the_____day of__________, 19__.

-------------------------------------------------------------------------------

                                            Signed this 16th day of April, 1993

                                            Tower Acquisition Corp.
                                            ----------------------------
                                            (Name of Parent Corporation)

                                            By: /s/ Robert R. Hibbs
                                            ------------------------------
                                            (Only Signature of: President,
                                            Vice-President, Chairperson,
                                            Vice-Chairperson)

                                            Robert R. Hibbs, Vice President
                                            -------------------------------
                                            (Type or Print Name and Title)

DOCUMENT WILL BE RETURNED TO NAME AND          Name of person or organization
MAILING ADDRESS INDICATED IN THE BOX           remitting fees:
BELOW. Include name, street and number         MICHIGAN RUNNER SERVICE
(or P.O. box), city, state and ZIP code.       (517) 663-2525 Ref#31350

---------------------------------------        Preparer's name and business
         MICHIGAN RUNNER SERVICE               telephone number:
              P.O. BOX 266                     ____________________________
       Eaton Rapids, MI 48827-0266             ____________________________
---------------------------------------

-------------------------------------------------------------------------------

                          INFORMATION AND INSTRUCTIONS

     1. This form is issued under the authority of Act 284, P.A. of 1972, as amended. The certificate of merger cannot be filed until this form, or a comparable document, is submitted.

     2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

        Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.


     3. This document is to be used pursuant to sections 711 through 713 of the Act by a domestic parent corporation merging with one or more domestic subsidiary corporations and section 733 of the Act if a foreign corporation is a party to the merger. The parent corporation must own at least 90% of the outstanding shares of each class of stock of the subsidiary corporation(s). This certificate is to be used only by profit corporations.

     4. If more than two corporations are merging, the certificate may be adjusted as necessary or the format may be used as a guide in drafting your own certificate. If additional space is required for any section, continue the section on an attachment.

     5. Item 7 -- This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

     6. This certificate must be signed in ink by the specified officers of the parent corporation.

     7. Nonrefundable fee -- This fee must be remitted for each domestic and qualified foreign corporation involved in the merger, according to the following schedule (Make remittance payable to the State of Michigan):

        each domestic corporation....................................... $50.00 qualified foreign corporation (survivor only)................... $10.00

        If the authorized shares of the surviving domestic corporation is increased, an additional fee is due:

        first 60,000 authorized shares.................................. $50.00 each additional 20,000 authorized shares........................ $30.00

        If a foreign corporation authorized to transact business in this State merges into a domestic profit corporation, the amount of franchise fees required to be paid by that domestic corporation shall be reduced by the initial or additional franchise fees paid to this State by the foreign corporation.

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


        PLAN OF MERGER approved on April 16, 1993 by the Board of Directors of Tower Acquisition Corp., a Michigan corporation, and by the Board of Directors of R.J. Tower Corporation, a Michigan corporation.

        1. The names of the constituent corporations participating in the merger herein provided for are Tower Acquisition Corp., which is a Michigan business corporation, and which is sometimes hereinafter referred to as the "parent corporation", and R.J. Tower Corporation, which is a Michigan business corporation, and which is sometimes hereinafter referred to as the "subsidiary corporation."

        2. The number of outstanding shares of the subsidiary corporation is 1,723, all of which are of one class and are common shares, all of which are entitled to vote, and all of which are owned by the parent corporation.

        3. The number of outstanding shares of the parent corporation is 1,000, all of which are of one class and are common shares, and all of which are entitled to vote.

        4. The parent corporation shall be merged with and into the subsidiary corporation, and the subsidiary corporation will be the surviving corporation, and will continue to exist pursuant to the provisions of the Business Corporation Act of the State of Michigan; and the separate existence of the parent corporation shall cease upon the effective date of the merger herein provided for in accordance with the provisions of the said Business Corporation Act.

        5. Each issued and outstanding share of common stock, par value $.01 per share, the parent corporation shall be converted into 1.723 issued and outstanding shares of common stock, par value $10 per share, of the subsidiary corporation.

        6. Each issued and outstanding share of common stock, par value $10 per share, of the subsidiary corporation shall be deemed cancelled.

     7. This Plan of Merger has been submitted for approval to the shareholders entitled to vote of the subsidiary corporation inasmuch as the articles of incorporation of the survivor shall be amended. This Plan of Merger has been submitted for approval to the shareholders entitled to vote of the parent corporation inasmuch as the subsidiary corporation is to be the surviving corporation.

        The effective date of the merger herein provided for shall be April 16, 1993.

                                                   CORPORATION INFORMATION UPDATE
                                                                1999

                                                  FILED BY DEPARTMENT  JUN 04 1999


[ ] TO CERTIFY THERE ARE NO CHANGES FROM YOUR PREVIOUS FILING CHECK THIS BOX AND SIGN THE FORM AT THE BOTTOM.
-----------------------------------------------------------------------------------------------------------------------------------
                                                        FOR BUREAU USE ONLY
-----------------------------------------------------------------------------------------------------------------------------------
                                      RETURN TO:
                                         MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
       196581                            CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
                                         P.O. BOX 30702
IDENTIFICATION NUMBER                    LANSING MI 48909-8202                                                [Certification Stamp]
----------------------------------------------------------------------------------------------
Corporate Name and Mailing Address

          R. J. TOWER CORPORATION
          6303 28TH ST SE
          GRAND RAPIDS MI  49546
-----------------------------------------------------------------------------------------------------------------------------------
Registered Office Address in Michigan - NO., STREET, CITY, ZIP           Resident Agent
          6303 28TH ST SE
          GRAND RAPIDS     49546                                                   DUGALD K. CAMPBELL
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
IF THERE ARE CHANGES FROM YOUR PREVIOUS FILING, YOU MUST COMPLETE ITEMS 1 THROUGH 5.
-----------------------------------------------------------------------------------------------------------------------------------
1. MAILING ADDRESS OF REGISTERED OFFICE IF DIFFERENT THAN PREPRINTED INFORMATION ABOVE   2. RESIDENT AGENT IF DIFFERENT THAN ABOVE

          5211 Cascade Rd. S.E.
          Grand Rapids, MI 49546
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
3. ADDRESS OF REGISTERED OFFICE IF DIFFERENT THAN PREPRINTED INFORMATION ABOVE - NO., STREET, CITY, ZIP

          5211 Cascade Rd. S.E.
          Grand Rapids, MI 49546
-----------------------------------------------------------------------------------------------------------------------------------
4. DESCRIBE THE GENERAL NATURE AND KIND OF BUSINESS IN WHICH THE CORPORATION IS ENGAGED:

          Manufacturing - Metal Stamping
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5.                                         NAME                             BUSINESS OR RESIDENCE ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
               President (Required)
                  Dugald K. Campbell, 5211 Cascade Rd., Grand Rapids, MI 49546
------------------------------------------------------------------------------------------------------------------------------------
               Vice President
                  Anthony A. Barone, 5211 Cascade Rd., Grand Rapids, MI 49546
           -------------------------------------------------------------------------------------------------------------------------
               Secretary (Required)
   If             Scott D. Rued, 5211 Cascade Rd., Grand Rapids, MI 49546
different  -------------------------------------------------------------------------------------------------------------------------
  than         Treasurer (Required)
President
           -------------------------------------------------------------------------------------------------------------------------
               Director
                  Dugald K. Campbell, 5211 Cascade Rd., Grand Rapids, MI 49546
   If      -------------------------------------------------------------------------------------------------------------------------
different      Director
  than            Anthony A. Barone, 5211 Cascade Rd., Grand Rapids, MI 49546
Officers   -------------------------------------------------------------------------------------------------------------------------
               Director
                  Scott D. Rued, 5211 Cascade Rd., Grand Rapids, MI 49546
-----------------------------------------------------------------------------------------------------------------------------------

The corporation states that the address of its registered office and the     ENCLOSE $15.00 MADE PAYABLE TO THE STATE OF MICHIGAN.
address of its resident agent are identical. Any changes were authorized     THIS REPORT MUST BE FILED ON OR BEFORE MAY 15.
by resolution duly adopted by its board of directors.

-----------------------------------------------------------------------------------------------------------------------------------
Signature of an authorized officer or agent of the corporation            Title                 Date

/s/ JEFFREY L. KANT                                                   Corporate Controller      5/13/99
-----------------------------------------------------------------------------------------------------------------------------------

Required by Section 911, Act 284, Public Acts of 1972, as amended.  Failure to file this report may result in the dissolution of the corporation.


GOLD SEAL APPEARS ONLY ON ORIGINAL


                             R.J. Tower Corporation

                         Corporation Information Update
                               Profit Corporation
                          Identification Number 196581

Additional Officers
-------------------

Carl E. Nelson             5211 Cascade Road, S.E., Grand Rapids, Michigan 49546

Robert R. Hibbs            5211 Cascade Road, S.E., Grand Rapids, Michigan 49546



GOLD SEAL APPEARS ONLY ON ORIGINAL
================================================================================